EXHIBIT 31


                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

We, George Suzuki and Ken K. Inouye, certify that:

1. We have reviewed this annual report on Form 10-KSB of Pacific Fuel Cell Corp. (the "Registrant" or the "Company");

2. Based on our knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on our knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. We are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Registrant and have;

     a. designed such disclosure controls and procedures to ensure that material information relating to the Registrant is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     b. evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of such disclosure and procedures as of a date within ninety (90) days of the filing date of this annual report (the "Evaluation Date"); and

     c. disclosed in this report any changes in our internal controls over financial reporting that occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting;

5. We have disclosed, based on our most recent evaluation, to the Registrant's auditors and the Audit Committee of the Registrant's Board of Directors (or persons performing the equivalent function):


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     a.   all  significant  deficiencies  in the design or operation of internal controls  which could  adversely  affect the  Registrant's  ability to
          record,  process,   summarize  and  report  financial  data  and  have
          identified for the Registrant's auditors any material weakness in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. We have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated:  March 23, 2004                    s/ George Suzuki
                                          --------------------------------------
                                          George Suzuki, Chief Executive Officer

Dated:  March 23, 2004                    s/ Ken K. Inouye
                                          --------------------------------------
                                          Ken K. Inouye, Chief Financial Officer